ESCROW DEPOSIT AGREEMENT

This ESCROW DEPOSIT AGREEMENT (this “Agreement”) dated as of this 10th day of April 2007, by and among  Guardian Technologies International, Inc., a Delaware corporation (the “Company”), having an address at 516 Herndon Parkway, Suite A, Herndon, Virginia 20170,  Midtown Partners & Co., LLC, a Florida limited liability company (“Placement Agent”), having an address at 4902 Eisenhower Blvd., Suite 185, Tampa, Florida 33634, and Signature Bank (the “Escrow Agent”), a New York State chartered bank, having an office at 261 Madison Avenue, New York, NY 10016.  All capitalized terms not herein defined shall have the meaning ascribed to them in that certain Securities Purchase Agreement, dated as of November 3, 2006 (the “Purchase Agreement”), as amended or supplemented from time to time, including all attachments, schedules and exhibits thereto.

W I T N E S S E T H:

WHEREAS, pursuant to the terms of the Purchase Agreement, the Company desires to sell (the “Offering”) up to $2,575,000 in the aggregate in principal amount of Series A 10% Senior Convertible Debentures of the Company at a second closing to be held on or before April 14, 2007.

WHEREAS, unless the Company consummates the Offering by April 16, 2007 (the “Termination Date”), the Offering shall terminate and all funds shall be returned to the purchasers in the Offering; and

WHEREAS, the Company and Placement Agent desire to establish an escrow account with the Escrow Agent into which the Placement Agent shall instruct purchasers introduced to the Company by Placement Agent (the “Purchasers”) to deposit checks and other instruments for the payment of money made payable to the order of “Signature Bank as Escrow Agent for Guardian Technologies International, Inc.” and Escrow Agent is willing to accept said checks and other instruments for the payment of money in accordance with the terms hereinafter set forth; and

WHEREAS, each of the Company and Placement Agent, severally and not jointly, represents and warrants to the Escrow Agent that it has not stated to any individual or entity that the Escrow Agent’s duties will include anything other than those duties stated in this Agreement; and

WHEREAS, Placement Agent warrants to the Escrow Agent that a copy of each document that has been delivered to Purchasers and third parties that include Escrow Agent’s name and duties, has been attached hereto as Schedule I.

NOW, THEREFORE, IT IS AGREED as follows:

1.

Delivery of Escrow Funds.

(a)

Placement Agent shall instruct Purchasers to deliver to Escrow Agent checks made payable to the order of “Signature Bank, as Escrow Agent for Guardian Technologies International, Inc.” or wire transfer to Signature Bank, 261 Madison Avenue, New York, NY 10016, ABA No. 026013576 for credit to Signature Bank, as Escrow Agent for Guardian Technologies International, Inc., Account No. 1500892516, in each case, with the name, address and social security number or taxpayer identification number of the individual or entity making payment.  In the event any Purchaser’s address and/or social security number or taxpayer identification number are not provided to Escrow Agent by the Purchaser, then Placement Agent agrees to promptly provide Escrow Agent with such information in writing.  The checks or wire transfers shall be deposited into a non interest-bearing account at Signature Bank entitled “Signature Bank, as Escrow Agent for Guardian Technologies International, Inc.” (the “Escrow Account”).

(b)

The collected funds deposited into the Escrow Account are referred to as the “Escrow Funds”.

(c)

The Escrow Agent shall have no duty or responsibility to enforce the collection or demand payment of any funds deposited into the Escrow Account.  If, for any reason, any check deposited into the Escrow Account shall be returned unpaid to the Escrow Agent, the sole duty of the Escrow Agent shall be to return the check to the Purchaser and advise the Company and Placement Agent promptly thereof.

2.

Release of Escrow Funds.  The Escrow Funds shall be paid by the Escrow Agent in accordance with the following:

(a)

In the event that, during the period from the date hereof through the Termination Date, both the Company and Placement Agent advise the Escrow Agent in writing that the Offering has been terminated (the “Termination Notice”), the Escrow Agent shall promptly return the funds paid by each Purchaser to said Purchaser without interest, deduction or offset.

(b)

 Provided that the Escrow Agent does not receive the Termination Notice in accordance with paragraph 2(a), the Escrow Agent shall, upon receipt of written instructions, in the form of Exhibit A attached hereto or in form and substance satisfactory to the Escrow Agent, from the Company and Placement Agent on the Closing Date (or a reasonable time thereafter), pay the Escrow Funds in accordance with such written instructions, such payment or payments to be made by wire transfer in United States dollars within one (1) business day of receipt of such written instructions.

(c)

If, by 3:00 p.m. New York City time on the Termination Date, the Escrow Agent has not received written instructions from the Company and Placement Agent regarding the disbursement of the Escrow Funds, then the Escrow Agent shall promptly return the Escrow Funds to the Purchasers without interest, deduction or offset.  The

Escrow Funds returned to each Purchaser shall be free and clear of any and all claims of the Escrow Agent.

(d)

Following the distribution of the Escrow Funds by the Escrow Agent in accordance with (c) of this Section 2 through the Termination Date, the Escrow Agent shall from time to time distribute any additional Escrow Funds, by wire transfer or bank check, in accordance with written instructions received from the Placement Agent and the Company in the form of Exhibit A or in form and substance satisfactory to the Escrow Agent, such payment or payments to be made by wire transfer in United States dollars within one (1) business day of receipt of such written instructions.

(e)

The Escrow Agent shall not be required to pay any uncollected funds or any funds that are not available for withdrawal.

(f)

If the Termination Date or any date that is a deadline under this Agreement for giving the Escrow Agent notice or instructions or for the Escrow Agent to take action is not a Banking Day, then such date shall be the Banking Day that immediately precedes that date. A Banking Day is any day other than a Saturday, Sunday or a day that a New York State chartered bank is not legally obligated to be opened.

3.

Acceptance by Escrow Agent.  The Escrow Agent hereby accepts and agrees to perform its obligations hereunder, provided that:

(a)

The Escrow Agent may act in reliance upon any signature believed by it to be genuine, and may assume that any person who has been designated by Placement Agent or the Company to give any written instructions, notice or receipt, or make any statements in connection with the provisions hereof has been duly authorized to do so.  Escrow Agent shall have no duty to make inquiry as to the genuineness, accuracy or validity of any statements or instructions or any signatures on statements or instructions.  The names and true signatures of each individual authorized to act singly on behalf of the Company and Placement Agent are stated in Schedule II, which is attached hereto and made a part hereof. The Company and Placement Agent may each remove or add one or more of its authorized signers stated on Schedule II by notifying the Escrow Agent of such change in accordance with this Agreement, which notice shall include the true signature for any new authorized signatories.

(b)

The Escrow Agent may act relative hereto in reliance upon advice of counsel in reference to any matter connected herewith.  The Escrow Agent shall not be liable for any mistake of fact or error of judgment or law, or for any acts or omissions of any kind, unless caused by its willful misconduct or gross negligence.

(c)

Placement Agent and the Company agree to indemnify and hold the Escrow Agent harmless from and against any and all claims, losses, costs, liabilities, damages, suits, demands, judgments or expenses (including but not limited to reasonable attorney’s fees) claimed against or incurred by Escrow Agent arising out of or related, directly or indirectly, to this Agreement unless caused by the Escrow Agent’s gross negligence or willful misconduct.

(d)

In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder, the Escrow Agent shall be entitled to (i) refrain from taking any action other than to keep safely the Escrow Funds until it shall be directed otherwise by a court of competent jurisdiction, or (ii) deliver the Escrow Funds to a court of competent jurisdiction.

(e)

The Escrow Agent shall have no duty, responsibility or obligation to interpret or enforce the terms of any agreement other than Escrow Agent’s obligations hereunder, and the Escrow Agent shall not be required to make a request that any monies be delivered to the Escrow Account, it being agreed that the sole duties and responsibilities of the Escrow Agent shall be to the extent not prohibited by applicable law (i) to accept checks or other instruments for the payment of money and wire transfers delivered to the Escrow Agent for the Escrow Account and deposit said checks and wire transfers into the non-interest bearing Escrow Account, and (ii) to disburse or refrain from disbursing the Escrow Funds as stated above, provided that the checks received by the Escrow Agent have been collected and are available for withdrawal.

4.

Resignation and Termination of the Escrow Agent.  The Escrow Agent may resign at any time by giving 30 days’ prior written notice of such resignation to Placement Agent and the Company.  Upon providing such notice, the Escrow Agent shall have no further obligation hereunder except to hold as depositary the Escrow Funds that it receives until the end of such 30-day period.  In such event, the Escrow Agent shall not take any action, other than receiving and depositing Purchasers checks and wire transfers in accordance with this Agreement, until the Company has designated a banking corporation, trust company, attorney or other person as successor.  Upon receipt of such written designation signed by Placement Agent and the Company, the Escrow Agent shall promptly deliver the Escrow Funds to such successor and shall thereafter have no further obligations hereunder.  If such instructions are not received within 30 days following the effective date of such resignation, then the Escrow Agent may deposit the Escrow Funds held by it pursuant to this Agreement with a clerk of a court of competent jurisdiction pending the appointment of a successor.  In either case provided for in this paragraph, the Escrow Agent shall be relieved of all further obligations and released from all liability thereafter arising with respect to the Escrow Funds.

5.

Termination.  The Company and Placement Agent may terminate the appointment of the Escrow Agent hereunder upon written notice specifying the date upon which such termination shall take effect, which date shall be at least 30 days from the date of such notice.  In the event of such termination, the Company and Placement Agent shall, within 30 days of such notice, appoint a successor escrow agent and the Escrow Agent shall, upon receipt of written instructions signed by the Company and Placement Agent, turn over to such successor escrow agent all of the Escrow Funds; provided, however, that if the Company and Placement Agent fail to appoint a successor escrow agent within such 30-day period, such termination notice shall be null and void and the Escrow Agent shall continue to be bound by all of the provisions hereof.

Upon receipt of the Escrow Funds, the successor escrow agent shall become the escrow agent hereunder and shall be bound by all of the provisions hereof and Signature Bank shall be relieved of all further obligations and released from all liability thereafter arising with respect to the Escrow Funds and under this Agreement.

6.

Investment.  All funds received by the Escrow Agent shall be invested only in non-interest bearing bank accounts at Signature Bank.

7.

Compensation.  Escrow Agent shall be entitled, for the duties to be performed by it hereunder, to a fee of $3,500, which fee shall be paid by the Company upon the signing of this Agreement. In addition, the Company shall be obligated to reimburse Escrow Agent for all fees, costs and expenses incurred or that become due in connection with this Agreement or the Escrow Account, including reasonable attorney’s fees.  Neither the modification, cancellation, termination or rescission of this Agreement nor the resignation or termination of the Escrow Agent shall affect the right of Escrow Agent to retain the amount of any fee which has been paid, or to be reimbursed or paid any amount which has been incurred or becomes due, prior to the effective date of any such modification, cancellation, termination, resignation or rescission.  To the extent the Escrow Agent has incurred any such expenses, or any such fee becomes due, prior to any closing, the Escrow Agent shall advise the Company and the Company shall pay such amounts prior to or at any such closing.

8.

Notices.  All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when received (or, in the case of prepaid registered or certified mail, return receipt requested, when delivery is refused if such is the case) if sent by hand-delivery, by facsimile (followed by first-class mail), by nationally recognized overnight courier service or by prepaid registered or certified mail, return receipt requested, to the addresses set forth below:

If to Placement Agent:

Midtown Partners & Co., LLC

4902 Eisenhower Blvd., Suite 185

Tampa, Florida 33634

Attention: Bruce Jordan

Fax: (561) 892-8040

If to the Company:

Guardian Technologies International, Inc.

516 Herndon Parkway

Herndon, Virginia 20170

Attention: William J. Donovan

Fax: (703) 464-8530

If to Escrow Agent:

Signature Bank

261 Madison Avenue

New York, NY 10016

Attention: Cliff Broder, Group Director and Senior Vice President

Fax: (646) 822-1359

9.

General.

(a)

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be entirely performed within such State, without regard to choice of law principles and any action brought hereunder shall be brought in the courts of the State of New York, located in the County of New York.  Each party hereto irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any manner permitted by applicable law and consents to the jurisdiction of said courts.  Each of the parties hereto hereby waives all right to trial by jury in any action, proceeding or counterclaim arising out of the transaction contemplated by this agreement.

(b)

This Agreement sets forth the entire agreement and understanding of the parties with respect to the matters contained herein and supersedes all prior agreements, arrangements and understandings relating thereto.

(c)

All of the terms and conditions of this Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto, as well as their respective successors and assigns.

(d)

This Agreement may be amended, modified, superseded or canceled, and any of the terms or conditions hereof may be waived, only by a written instrument executed by each party hereto or, in the case of a waiver, by the party waiving compliance.  The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same.  No waiver of any party of any condition, or of the breach of any term contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term of this

Agreement.  No party may assign any rights, duties or obligations hereunder unless all other parties have given their prior written consent.

(e)

If any provision included in this Agreement proves to be invalid or unenforceable, it shall not affect the validity of the remaining provisions.

(f)

This Agreement and any modification or amendment of this Agreement may be executed in several counterparts or by separate instruments and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

10.

Form of Signature. The parties hereto agree to accept a facsimile transmission copy of their respective actual signatures as evidence of their actual signatures to this Agreement and any modification or amendment of this Agreement; provided, however, that each party who produces a facsimile signature agrees, by the express terms hereof, to place, promptly after transmission of his or her signature by fax, a true and correct original copy of his or her signature in overnight mail to the address of the other party.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first set forth above.

GUARDIAN TECHNOLOGIES

INTERNATIONAL, INC.

MIDTOWN PARTNERS & CO., LLC

By:

/s/ Michael W. Trudnak

By:

/s/ Bruce Jordan

Name: Michael W. Trudnak

Name: Bruce Jordan

Title: Chief Executive Officer

Title:

President

SIGNATURE BANK

By:

_____________________________

Name:

Title:

By:

_____________________________

Name:

Title:

Schedule I

OFFERING DOCUMENTS

Securities Purchase Agreement, dated as of November 3, 2006, among Guardian Technologies International, Inc. and each purchaser identified on the signature pages thereto, and all exhibits and schedules thereto.

Schedule II

The Escrow Agent is authorized to accept instructions signed or believed by the Escrow Agent to be signed by any one of the following on behalf of the Company and Placement Agent.

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.

Name

True Signature

Michael W. Trudnak

/s/ Michael W. Trudnak

William J. Donovan

/s/ William J. Donovan

MIDTOWN PARTNERS & CO., LLC

Name

True Signature

Bruce Jordan

/s/ Bruce Jordan

_________________

_____________

Exhibit A

FORM OF ESCROW RELEASE NOTICE

Date: April 12, 2007

Signature Bank

261 Madison Avenue

New York, NY 10016

Attention: Cliff Broder, Group Director & Senior Vice President

Dear Mr. Broder:

In accordance with the terms of paragraph 2(b) and 2(d) of the Escrow Deposit Agreement, dated as of April 10, 2007, by and between Guardian Technologies International, Inc. (the "Company"), Signature Bank (the "Escrow Agent") and Midtown Partners & Co., LLC ("Placement Agent"), the Company and Placement Agent hereby notify the Escrow Agent that the closing will be held on April 12, 2007 for gross proceeds of $2,578,500.

PLEASE DISTRIBUTE FUNDS BY WIRE TRANSFER AS FOLLOWS (wire instructions attached):

Guardian Technologies International, Inc.:

$2,269,000

Midtown Partners & Co., LLC:

$206,000

Babirak, Vangellow & Carr, P.C.

$100,000

Signature Bank:

$3,500

Very truly yours,

Guardian Technologies International, Inc.

By:

/s/ Michael W. Trudnak

Name:

Michael W. Trudnak

Title:

Chief Executive Officer

Midtown Partners & Co., LLC

By:

/s/ Bruce Jordan

Name:

Bruce Jordan

Title:

President